Exhibit 99.1

FOR IMMEDIATE RELEASE
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Espey Increases 3rd Quarter Dividend ...

Saratoga Springs, NY; February 19, 2007- The Board of Directors of Espey Mfg. & Electronics Corp., (AMEX:ESP) has raised the Company's quarterly cash dividend by 15 percent to $.15 from $.13 per share for the third quarter of the fiscal year ending June 30, 2007. The dividend will be payable on March 23, 2007, to all shareholders of record as of March 2, 2007.

Espey's primary business is the development, design, and production of specialized military and industrial power supplies/electronic equipment. The Company's web site can be found on the Internet at www.espey.com.
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For further information, contact Mr. Howard Pinsley or Mr. David O'Neil at (518)
245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.

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